SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

FITLIFE BRANDS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-52369	20-3464383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4509 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

(402) 333-5260
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

See Item 5.02

Item 5.02  Compensatory Arrangements of Certain Officers.

On July 14, 2014, FitLife Brands, Inc. (the “Company”) entered into the second amendment to the Company’s employment agreement with John Wilson, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, effective July 1, 2014 (the “Amendment”). The Amendment extends the term of Mr. Wilson’s employment as the Company’s Chief Executive Officer to June 30, 2016, and provides for an annual salary of $265,000 and a $50,000 cash bonus, payable in the event the Company achieves certain milestones set forth in the Amendment.  As consideration for entering into the Amendment, Mr. Wilson will receive 100,000 restricted shares of the Company’s common stock, par value $0.01 per share, which shares are subject to a three year vesting schedule and issuable under the terms of the Company’s 2010 Equity Incentive Plan.

Item 9.01  Exhibits.

See Exhibit Index.

Disclaimer.

The description of Amendment contained herein does not purport to be complete, and is qualified, in its entirety, by reference to the full text of the Amendment, attached hereto as Exhibit 10.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITLIFE BRANDS, INC.

Date: July 15, 2014	By:	/s/ Michael Abrams
Michael Abrams
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement by and between John Wilson and FitLife Brands, Inc., dated July 14, 2014.